UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2007
TEKELEC
(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	1
Item 2.05 Costs Associated with Exit or Disposal Activities	2
Item 2.06 Material Impairments	2

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Item 1.01 Entry into a Material Definitive Agreement
     On March 20, 2007, Tekelec, a California corporation (“Tekelec” or the “Company”), entered into a definitive agreement with GENBAND Inc., a Delaware corporation (“GenBand”), pursuant to which the Company agreed to sell to GenBand the Company’s Switching Solutions Group business (the “SSG Business”). Under the terms of the Acquisition Agreement (the “Acquisition Agreement”), the Company will sell to GenBand: (i) all of the outstanding shares of capital stock of Taqua, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Taqua”); (ii) all of the outstanding membership interest of Santera Systems LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Santera”); and (iii) certain assets of the SSG Business owned directly by Tekelec, which assets consist primarily of the assets of the Company’s former VocalData, Inc. subsidiary that was merged into Tekelec in 2006. In exchange for the foregoing, GenBand will: (a) issue to Tekelec shares of GenBand common stock representing a 19.99% interest in GenBand’s outstanding vested voting equity, after giving effect to the issuance to Tekelec; (b) pay to Tekelec $1,000,000 in cash; and (c) assume certain liabilities of the SSG Business, including obligations to its customers. Tekelec was granted certain anti-dilution protection rights under which Tekelec may in the future be entitled to receive additional shares of GenBand common stock, up to a maximum number of shares agreed by the parties, in order to maintain Tekelec’s ownership percentage at 19.99% of GenBand’s then current outstanding vested voting equity.
     In connection with the Acquisition Agreement, the Company and GenBand also entered into a License Agreement and a Transition Services Agreement. Under the License Agreement, effective upon the closing of the transaction (the “Closing”), Tekelec will grant to GenBand a limited license to use certain of the intellectual property that was used in the SSG Business prior to the Closing but which is not being transferred to GenBand. GenBand will also grant to Tekelec a limited license back of the intellectual property that is being sold and conveyed to GenBand under the Acquisition Agreement, other than trademarks. Under the Transition Services Agreement, for a period of up to six months after the Closing, Tekelec will provide certain administrative support services to GenBand in order to facilitate an orderly transition of the SSG Business to GenBand.
     The Closing is scheduled to occur on April 20, 2007, or as soon thereafter as all conditions to the Closing have been satisfied or waived; provided, however, that in the event the Closing has not occurred by May 31, 2007, Tekelec or GenBand may, subject to certain limitations, elect to terminate the Acquisition Agreement. The Acquisition Agreement is also under certain circumstances subject to earlier termination by the parties.
     At the Closing, the parties will enter into an Escrow Agreement pursuant to which 25% of the GenBand shares issued to Tekelec at Closing will be held in escrow for 12 months to secure Tekelec’s indemnification obligations during that period.
     The Acquisition Agreement will be filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2007.

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Item 2.05 Costs Associated with Exit or Disposal Activities
     On March 20, 2007, in connection with the Company’s planned sale of its SSG Business to GenBand as described above in Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”), Tekelec committed to a restructuring plan under which, prior to the Closing, the Company will terminate the employment of between 160 and 190 employees who are primarily employees of the SSG Business as well as related customer service, sales, marketing, operations and other personnel. In addition, in connection with the restructuring, the Company expects to consolidate certain of its facilities, principally those located in Plano, Texas, which are associated with the SSG Business. The Company does not expect to complete this consolidation until the second quarter of 2007.
     The Company currently estimates that for the quarters ending March 31, 2007 and June 30, 2007, the Company will incur pre-tax charges in the aggregate amount of between approximately $18.0 million and $20.0 million related to employee severance arrangements, facilities consolidation costs and other costs incurred in connection with the restructuring. All of the severance payments and benefits are expected to be paid within a six-month period commencing in the second quarter of 2007.
Item 2.06 Material Impairments
     The Company’s SSG Business reporting unit consists of its Santera, Taqua and VocalData product lines. In conjunction with the Company’s planned sale of its SSG Business to GenBand as described above in Item 1.01 of this Form 8-K and as a result of the value of the consideration to be paid to Tekelec under the Acquisition Agreement, on March 20, 2007, the Company’s management determined that in the quarter ending March 31, 2007, the Company will be required to recognize a pre-tax impairment charge of between approximately $60.0 million and $71.0 million. The charge reflects impaired long-term assets, including fixed assets (e.g., leasehold improvements, lab equipment, computers and furniture), purchased technology and goodwill that is required to be written off. The purchased technology and goodwill were originally recorded in connection with the Company’s initial investment in Santera Systems Inc. (now Santera Systems LLC) in June 2003; the Company’s acquisition of the remaining minority interest in Santera Systems Inc. in October 2005; the Company’s acquisition of Taqua in April 2004; and the Company’s acquisition of VocalData, Inc. in September 2004.
     As a result of the restructuring charges in Item 2.05 and the impairment in this Item 2.06, upon disposition of the SSG Business, the Company expects to record a net loss after tax on a GAAP basis of approximately $55.0 million to $70.0 million. The estimated cash impact on Tekelec after tax benefits is not expected to be significant.
     The above estimates of the impairment charge and associated loss on the disposition of the SSG Business are preliminary and are subject to further adjustment based on a number of factors, including the actual net assets on the closing date, the completion of the final valuation of the GenBand common stock received, the purchase price allocation and certain other costs and obligations retained by Tekelec as part of the transaction. As a result of the disposition, Tekelec will report the results of operations and the loss on the sale of the SSG Business as a discontinued operation beginning in the first quarter of 2007.
FORWARD-LOOKING STATEMENTS
     Certain statements made in this Form 8-K are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in its other filings with the Commission, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in the Company’s filings with the Commission, include, among others, the possibility that the Company’s sale of the SSG Business will not close or will be delayed and the risk that the Company’s actual restructuring costs and impairment charges will differ from the estimates set forth in this Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec

Dated: March 26, 2007	By:	/s/ William H. Everett

William H. Everett
Executive Vice President and Chief Financial Officer

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